Exhibit 99.1

STONE ENERGY CORPORATION

Announces Upcoming Presentation at the Scotia Howard Weil Energy Conference

LAFAYETTE, LA. March 18, 2015

Stone Energy Corporation (NYSE: SGY) today announced that David H. Welch, Chairman, President and Chief Executive Officer, will be presenting at the Scotia Howard Weil 43rd Annual Energy Conference at the Roosevelt Hotel in New Orleans, LA at 3:20 p.m. Central time on Tuesday, March 24, 2015. The presentation material will be available in the “Events and Presentations” section of the Company’s website, www.StoneEnergy.com, within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with additional offices in New Orleans, Houston and Morgantown, West Virginia. Stone is engaged in the acquisition, exploration, development and production of properties in the Gulf of Mexico and Appalachian basins. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com